Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited pro forma condensed combined financial information

The unaudited pro forma condensed combined statements of income for MedoveX Corp and Subsidiary (“MedoveX”) and Streamline, Inc. (“Streamline”) for the eleven months ended December 31, 2013 and the year ended December 31, 2014, give effect to MedoveX’s acquisition of Streamline as if it had occurred on February 1, 2013 (date of inception).

The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial information for illustrative purposes. The actual results reported in periods following the acquisition of Streamline may differ significantly from that reflected in these pro forma financial statements for a number of reasons, including, but not limited to, differences between the assumptions used to prepare these pro forma financial statements and actual amounts, cost savings from operating efficiencies and impact of potential synergies, the impact of the incremental costs incurred in integrating the Streamline’s operations and future research and development expenditures necessary to further develop the acquired technologies as required to bring the products to market. In addition, adjustments have been made for non-recurring items related to the acquisition in the pro forma statements of income. As a result, the pro forma information does not purport to be indicative of what the financial condition or results of operations would have been had the acquisition been completed on the applicable dates of this pro forma financial information. The pro forma financial statements are based upon the historical financial statements of MedoveX and Streamline and do not purport to project the future financial condition and results of operations after giving effect to the acquisition.

The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages. The pro forma adjustments are based on assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed in the Streamline acquisition based on preliminary estimates of fair value. The final purchase price and the allocation thereof will differ from that reflected in the pro forma financial statements after final valuation procedures are performed and amounts are finalized.

The pro forma financial information should be read in conjunction with the historical financial statements and the accompanying notes of MedoveX and Streamline.

Unaudited pro forma condensed combined statements of income
for the eleven months ended December 31, 2013

	MedoveX	Streamline	Pro forma Adjustments		Pro forma Combined

Revenues	$-	$8,288	$-		$8,288
Cost of sales	-	47,402	-		47,402
Gross profit (loss)	-	(39,114)	-		(39,114)

Operating expenses:
General and administrative	582,946	355,412	-		938,358
Sales and marketing	-	66,483	-		66,483
Research and development	90,387	25,146	-		115,533
Amortization	-	-	521,583		521,583
Total operating expenses	673,333	447,041	521,583	(1)	1,641,957

Net loss	(673,333)	(486,155)	(521,583)		(1,681,071)

Basic and diluted net loss per share	(0.11)				(0.26)

Pro forma basic and diluted weighted average common shares outstanding	6,344,000				6,344,000

Unaudited pro forma condensed combined statements of income
for the year ended December 31, 2014

	MedoveX	Streamline	Pro forma Adjustments		Pro forma Combined

Revenues	$-	$19,250	$-		$19,250
Cost of sales	-	15,520	-		15,520
Gross profit (loss)	-	3,730	-		3,730

Operating expenses:
General and administrative	1,916,329	299,337	-		2,215,666
Sales and marketing	-	12,681	-		12,681
Research and development	1,020,703	4,181	-		1,024,884
Amortization	-	-	569,000	(2)	569,000
Total operating expenses	2,937,032	316,199	569,000		3,822,231

Net loss	$(2,937,032)	$(312,469)	$(569,000)		$(3,818,501)

Pro forma basic and diluted net loss per share	$(0.30)				$(0.39)
Pro forma basic and diluted weighted average common shares outstanding	9,772,117				9,772,117

See accompanying notes to the unaudited pro forma condensed combined financial statements

Notes to unaudited pro forma condensed combined financial statements

Note 1—Basis of presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under existing U.S. GAAP standards and are based on the audited historical consolidated financial statements of MedoveX for the eleven months ended December 31, 2013 and the year ended December 31, 2014 and the audited financial statements of Streamline for the years ended December 31, 2013 and 2014. The operating activity of Streamline for the month ended January 31, 2013 is included in these pro forma financial statements derived from the audited financial statements of Streamline because the activity during that period was not material.

The unaudited pro forma condensed combined statements of income for MedoveX and Streamline for the eleven months ended December 31, 2013 and the year ended December 31, 2014 give effect to Medovex’s acquisition of Streamline, as if it had occurred on February 1, 2013. The acquisition was completed on March 25, 2015 and the historical financial statements of MedoveX and Steamline do not include any non-recurring transaction related costs that required pro forma adjustments. These pro forma financial statements do not include pro forma adjustments to reflect any financing transactions in connection with the acquisition because the consideration was paid in MedoveX stock and from cash held in non-interest bearing accounts.

We prepared the unaudited pro forma condensed combined financial information using the acquisition method of accounting, which is based upon Accounting Standards Codification (“ASC”) 805, Business Combinations, the Financial Accounting Standard Board’s (“FASB”) standard related to business combinations.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the standard establishes that the consideration transferred be measured at the closing date of the acquisition at the then-current market price.

ASC 820, Fair Value Measurements and Disclosures, the FASB’s standard related to fair value measurements, define the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expand related disclosure requirements and specify a hierarchy of valuation techniques based on the nature of inputs used to develop the fair value measures. Fair value is defined in the standard as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, we may be required to record assets that we do not intend to use or sell (defensive assets) and/or to value assets at fair value measurements that do not reflect our intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The assumptions and related pro forma adjustments described below have been developed based on assumptions and adjustments, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Streamline based on preliminary estimates of fair value. The final purchase price allocation will differ from that reflected in the pro forma financial statements after final valuation procedures are performed and amounts are finalized.

The unaudited pro forma condensed combined statements are preliminary, are provided for illustrative purposes only and do not purport to represent what our actual consolidated results of operations would have been had the acquisition occurred on the date assumed, nor are they indicative of our future consolidated results of operations. The actual results reported in periods following the acquisition of Streamline may differ significantly from that reflected in these pro forma financial statements of income for a number of reasons, including, but not limited to, differences between the assumptions used to prepare these pro forma financial statements of income and actual amounts, cost savings from operating efficiencies and impact of potential synergies, the impact of the incremental costs incurred in integrating the Streamline’s operations and future research and development expenditures necessary to further develop the acquired technologies as required to bring the products to market. In addition, adjustments have been made for non-recurring items related to the acquisition in the pro forma statements of income.

As a result, the pro forma information does not purport to be indicative of what the results of operations would have been had the acquisition been completed on the applicable dates of this pro forma financial information. The pro forma financial statements of income are based upon the historical financial statements of MedoveX and Streamline and do not purport to project the future financial condition and results of operations after giving effect to the acquisition.

Note 2—Purchase price

We entered into a merger agreement to acquire Streamline. The purchase price for the acquisition is as follows:

Purchase price:

Cash paid to Streamline shareholders	$1,398,000
Fair value of MedoveX shares issued as consideration	9,188,000
Estimated purchase price	$10,586,000

Note 3—Preliminary purchase price allocation

We have allocated the purchase price paid by us to the fair value of the assets acquired and liabilities assumed in the Streamline acquisition. The pro forma purchase price allocation below has been developed based on preliminary estimates of fair value.

In addition, the allocation of the purchase price to acquired intangible assets is based on preliminary fair value estimates. The residual amount of the purchase price after preliminary allocation to identifiable intangibles has been allocated to goodwill. The actual amounts recorded when the analyses are complete may differ from the pro forma amounts presented as follows:

Developed technology and process	$3,000,000
Trademarks/trade names	700,000
Net liabilities assumed	(503,000)
Goodwill	7,389,000
Estimated purchase price allocated	$10,586,000

Developed technology and process and trademarks/trade names will be amortized on a straight-line basis over their estimated economic lives for financial reporting purposes. We have preliminarily estimated the economic life of developed technology and process to be seven years and the economic life of trademarks/trade names to be five years.

Note 4 Unaudited pro forma adjustments

Unaudited pro forma condensed combined statements of income for the eleven months ended December 31, 2013:

(1) Depreciation and amortization:
Amortization expense of $393,250 and $128,333 were recorded for the acquired developed technology and process and the trademarks/trade names, respectively.

Unaudited pro forma condensed combined statements of income for the year ended December 31, 2014:

(2) Depreciation and amortization:
Amortization expense of $429,000 and $140,000 were recorded for the acquired developed technology and process and the trademarks/trade names, respectively.